Exhibit 99.1

FOR:	Jarden Corporation

CONTACT:	Paul J. Warburg
Vice President, Finance
914-967-9400

Investor Relations: Erica Pettit
Press: Evan Goetz/ Megan Crudele
FD
212-850-5600

FOR IMMEDIATE RELEASE

JARDEN REPORTS RECORD FOURTH QUARTER AND FULL YEAR 2010 RESULTS

Full Year Net Sales Exceed $6 Billion

Strong Organic Sales Growth of 7 Percent for the Fourth Quarter and Full Year

RYE, N.Y., February 16, 2011 — Jarden Corporation (NYSE: JAH) today reported its financial results for the quarter and year ended December 31, 2010.

For the quarter ended December 31, 2010, net sales increased 21%, with organic net sales growth of 7%, to $1.7 billion compared to $1.4 billion for the same period in the previous year. For the quarter ended December 31, 2010, the Company recorded net income of $46.7 million, or $0.52 per diluted share, compared to net income of $1.2 million, or $0.01 per diluted share, for the same period in the previous year. On a non-GAAP basis, adjusted net income for the quarter ended December 31, 2010 was $76.6 million, or $0.86 per diluted share, compared to $68.5 million, or $0.77 per diluted share, for the same period in the previous year. The quarter ended December 31, 2010 includes the results from Mapa Spontex, which was acquired on April 1, 2010.

For the year ended December 31, 2010, net sales increased 17%, with organic net sales growth of 7%, to $6.0 billion compared to $5.2 billion in the previous year. For the year ended December 31, 2010, the Company recorded net income of $107 million, or $1.19 per diluted share, compared to net income of $129 million, or $1.52 per diluted share, in the previous year. On a non-GAAP basis, adjusted net income was $260 million, or $2.90 per diluted share, for the year ended December 31, 2010, compared to $221 million, or $2.60 per diluted share, in the previous year. The year ended December 31, 2010 includes the results from Mapa Spontex, which was acquired on April 1, 2010.

Please see the schedule accompanying this release for a reconciliation of non-GAAP segment earnings, adjusted net income, adjusted diluted earnings per share and organic growth to the comparable GAAP measures.

“Our record fourth quarter results marked a strong finish to what was an outstanding year for Jarden,” said Martin E. Franklin, Chairman and Chief Executive Officer of Jarden Corporation. “We reported exceptional organic growth of seven percent, both for the quarter and the full year, which was well above our goal of 3-5%. This revenue growth, combined with the acquisitions completed during the year and our ability to leverage our operating platform to help offset macro cost increases, allowed us to produce record earnings and generate substantial free cash flow during the fourth quarter.”

Mr. Franklin continued, “As Jarden enters its 10th year, our focus on the fundamental characteristics that have allowed us to win over the last decade, including new product development, market leading brands, and operational excellence, remains unchanged. We believe this commitment, coupled with the operating values encapsulated in Jarden’s DNA, will drive consistent, profitable growth for our shareholders in the future. I believe that Jarden is just beginning to hit its stride and I am as personally committed as ever to helping Jarden build on its success in the future.”

The Company will be holding a conference call at 4:45 p.m. (EST) today, February 16, 2011, to further discuss its full year results. To listen to the call by telephone, please dial 888-204-4519 (domestic) or 913-312-1410 (international) and provide passcode: 5529242. The call will be simultaneously webcast at www.jarden.com. Supplemental information can be found in the For Investors section of the Company’s website. A replay of the call and webcast will be available for three weeks shortly after completion of the live call. To access the replay, call 888-203-1112 (domestic) or 719-457-0820 (international) and provide passcode: 5529242 or visit www.jarden.com.

Jarden Corporation is a leading provider of niche consumer products. Jarden operates in three primary business segments through a number of well recognized brands, including: Outdoor Solutions: Abu Garcia®, Aero®, Berkley®, Campingaz® and Coleman®, Fenwick®, Gulp!®, K2®, Marker®, Marmot®, Mitchell®, Penn®, Rawlings®, Shakespeare®, Stearns®, Stren®, Trilene®, Völkl® and Zoot®; Consumer Solutions: Bionaire®, Crock-Pot®, FoodSaver®, Health o meter®, Holmes®, Mr. Coffee®, Oster®, Patton®, Rival®, Seal-a-Meal®, Sunbeam®, VillaWare® and White Mountain®; and Branded Consumables: Ball®, Bee®, Bicycle®, Billy Boy®, Crawford®, Diamond®, Dicon®, Fiona®, First Alert®, First Essentials®, Forster®, Hoyle®, Kerr®, Lehigh®, Leslie-Locke®, Lillo®, Loew Cornell®, Mapa®, NUK®, Pine Mountain®, Quickie®, Spontex® and Tigex®. Headquartered in Rye, N.Y., Jarden has over 24,000 employees worldwide. For more information, please visit www.jarden.com.

Note: This news release contains “forward-looking statements” within the meaning of the federal securities laws and is intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s adjusted earnings per share, the outlook for the Company’s markets and the demand for its products, estimated sales, segment earnings, earnings per share, cash flows from operations, consistent profitable growth, free cash flow, future revenues and gross, operating and EBITDA margin improvement requirement and expansion, organic growth, the success of new product introductions, growth in costs and expenses, the impact of commodities, currencies and transportation costs and the Company’s ability to manage its risk in these areas, repurchase of shares of common stock from time to time under the Company’s stock repurchase program, and the impact of acquisitions, divestitures, restructurings, and other unusual items, including the Company’s ability to integrate and obtain the anticipated results and synergies from its consummated acquisitions. These projections and statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in the Company’s periodic and other reports filed with the Securities and Exchange Commission.

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In millions, except earnings per share)

	Quarters ended
	December 31, 2010			December 31, 2009
	As Reported (GAAP)	Adjustments (1)(3)	Adjusted (non-GAAP) (1)(3)	As Reported (GAAP)	Adjustments (1)(3)	Adjusted (non-GAAP) (1)(3)

Net sales	$1,684.2	$—	$1,684.2	$1,392.7	$—	$1,392.7

Cost of sales	1,224.0	(10.6)	1,213.4	1,012.2	—	1,012.2

Gross profit	460.2	10.6	470.8	380.5	—	380.5
Selling, general and administrative expenses	319.0	(15.3)	303.7	257.1	(21.5)	235.6

Reorganization and acquisition-related integration costs, net	—	—	—	29.8	(29.2)	0.6

Impairment of goodwill and other intangible assets	0.7	—	0.7	22.9	(22.9)	—

Operating earnings	140.5	25.9	166.4	70.7	73.6	144.3
Interest expense, net	47.5	—	47.5	37.3	—	37.3

Income before taxes	93.0	25.9	118.9	33.4	73.6	107.0
Income tax provision	46.3	(4.0)	42.3	32.2	6.3	38.5

Net income	$46.7	$29.9	$76.6	$1.2	$67.3	$68.5

Earnings per share:
Basic	$0.53		$0.86	$0.01		$0.78
Diluted	$0.52		$0.86	$0.01		$0.77

Weighted average shares outstanding:
Basic	88.7		88.7	88.3		88.3
Diluted	89.5		89.5	89.3		89.3

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In millions, except earnings per share)

	Years ended
	December 31, 2010			December 31, 2009
	As Reported (GAAP)	Adjustments (1)(3)	Adjusted (non-GAAP) (1)(3)	As Reported (GAAP)	Adjustments (1)(3)	Adjusted (non-GAAP) (1)(3)

Net sales	$6,022.7	$—	$6,022.7	$5,152.6	$—	$5,152.6

Cost of sales	4,383.9	(35.9)	4,348.0	3,726.6	—	3,726.6

Gross profit	1,638.8	35.9	1,674.7	1,426.0	—	1,426.0
Selling, general and administrative expenses	1,211.8	(120.4)	1,091.4	963.9	(33.8)	930.1

Reorganization and acquisition-related integration costs, net	—	—	—	52.3	(48.5)	3.8

Impairment of goodwill and other intangible assets	19.7	(18.3)	1.4	22.9	(22.9)	—

Operating earnings	407.3	174.6	581.9	386.9	105.2	492.1
Interest expense, net	177.8	—	177.8	147.5	—	147.5

Income before taxes	229.5	174.6	404.1	239.4	105.2	344.6
Income tax provision	122.8	20.9	143.7	110.7	13.4	124.1

Net income	$106.7	$153.7	$260.4	$128.7	$91.8	$220.5

Earnings per share:
Basic	$1.20		$2.93	$1.53		$2.62
Diluted	$1.19		$2.90	$1.52		$2.60
Weighted average shares outstanding:
Basic	89.0		89.0	84.1		84.1
Diluted	89.8		89.8	84.8		84.8

See Notes to Earnings Release attached

JARDEN CORPORATION

CONSOLIDATED BALANCE SHEETS (Unaudited)

(in millions)

	December 31, 2010	December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$695.4	$827.4
Accounts receivable, net	1,067.7	851.3
Inventories	1,294.6	974.1
Deferred taxes on income	166.5	153.2
Prepaid expenses and other current assets	146.6	182.0

Total current assets	3,370.8	2,988.0

Property, plant and equipment, net	658.9	505.7
Goodwill	1,752.4	1,518.4
Intangible assets, net	1,182.6	926.8
Other assets	128.3	84.7

Total assets	$7,093.0	$6,023.6

Liabilities and stockholders’ equity
Current liabilities:
Short-term debt and current portion of long-term debt	$434.6	$520.3
Accounts payable	573.3	390.7
Accrued salaries, wages and employee benefits	180.2	162.3
Taxes on income	27.9	26.6
Other current liabilities	461.2	384.6

Total current liabilities	1,677.2	1,484.5

Long-term debt	2,806.0	2,145.9
Deferred taxes on income	458.7	300.9
Other non-current liabilities	330.6	325.5

Total liabilities	5,272.5	4,256.8

Total stockholders’ equity	1,820.5	1,766.8

Total liabilities and stockholders’ equity	$7,093.0	$6,023.6

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in millions)

	Quarters ended		Years ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Cash flows from operating activities:
Net income	$46.7	$1.2	$106.7	$128.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	39.8	35.9	142.8	130.3
Venezuela hyperinflationary and devaluation charges, net	(7.5)	—	70.6	—
Impairment of goodwill and other intangible assets	0.7	22.9	19.7	22.9
Other non-cash items	41.2	74.6	90.8	131.4
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	84.4	59.6	(50.7)	51.2
Inventory	145.8	193.5	(145.2)	229.9
Accounts payable	(39.6)	(76.5)	84.7	(40.9)
Other current assets and liabilities	(36.7)	(18.3)	(30.4)	(12.4)

Net cash provided by operating activities	274.8	292.9	289.0	641.1

Cash flows from financing activities:
Net change in short-term debt	(2.9)	(14.2)	56.2	(153.6)
Proceeds from issuance of senior debt	300.0	—	786.1	292.2
Payments on long-term debt	(2.7)	(0.9)	(260.9)	(351.2)
Proceeds from issuance of stock, net of transaction fees	4.5	8.3	8.5	211.6
Repurchase of common stock and shares tendered for taxes	(14.1)	(12.1)	(51.3)	(12.6)
Debt issuance costs	(7.0)	(0.4)	(24.7)	(17.3)
Dividends paid	(7.3)	(6.6)	(28.7)	(6.6)
Other	—	5.0	(5.0)	5.0

Net cash provided by (used in) financing activities	270.5	(20.9)	480.2	(32.5)

Cash flows from investing activities:
Additions to property, plant and equipment	(41.9)	(31.2)	(137.5)	(107.4)
Acquisition of businesses, net of cash acquired, and earnout payments	(266.0)	—	(755.5)	(13.7)
Other	0.1	1.5	9.9	(9.5)

Net cash used in investing activities	(307.8)	(29.7)	(883.1)	(130.6)

Effect of exchange rate changes on cash and cash equivalents	1.8	(57.8)	(18.1)	(43.4)

Net increase (decrease) in cash and cash equivalents	239.3	184.5	(132.0)	434.6
Cash and cash equivalents at beginning of period	456.1	642.9	827.4	392.8

Cash and cash equivalents at end of period	$695.4	$827.4	$695.4	$827.4

See Notes to Earnings Release attached

JARDEN CORPORATION

NET SALES AND OPERATING EARNINGS BY SEGMENT (Unaudited)

(in millions)

	Outdoor Solutions	Consumer Solutions	Branded Consumables	Process Solutions	Intercompany Eliminations (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated

Quarter ended December 31, 2010
Net sales	$604.0	$617.1	$398.4	$77.5	$(12.8)	$1,684.2	$—	$1,684.2

Segment earnings (loss)	$47.8	$101.7	$60.7	$8.9	$—	$219.1	$(15.7)	$203.4

Adjustments to reconcile to reported operating earnings (loss):
Fair value adjustment to inventory	(2.1)	—	—	—	—	(2.1)	—	(2.1)

Acquisition-related and other items	(7.4)	(4.0)	(3.4)	—	—	(14.8)	(13.0)	(27.8)
Venezuela hyperinflationary and devaluation charge recovery, net	—	—	—	—	—	—	7.5	7.5
Impairment of goodwill and other intangibles	(0.7)	—	—	—	—	(0.7)	—	(0.7)
Depreciation and amortization	(15.2)	(7.4)	(13.3)	(3.4)	—	(39.3)	(0.5)	(39.8)

Operating earnings (loss)	$22.4	$90.3	$44.0	$5.5	$—	$162.2	$(21.7)	$140.5

	Outdoor Solutions	Consumer Solutions (b)	Branded Consumables	Process Solutions	Intercompany Eliminations (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated

Quarter ended December 31, 2009
Net sales	$517.0	$617.5	$205.2	$65.7	$(12.7)	$1,392.7	$—	$1,392.7

Segment earnings (loss)	$50.2	$106.5	$23.3	$7.1	$—	$187.1	$(11.3)	$175.8

Adjustments to reconcile to reported operating earnings (loss):
Reorganization and acquisition-related integration costs, net	(29.2)	—	—	—	—	(29.2)	—	(29.2)
Impairment of goodwill and other intangibles	(0.8)	—	(22.1)	—	—	(22.9)	—	(22.9)
Other adjustments, net	—	9.2	—	—	—	9.2	(26.3)	(17.1)
Depreciation and amortization	(16.9)	(8.6)	(7.2)	(3.0)	—	(35.7)	(0.2)	(35.9)

Operating earnings (loss)	$3.3	$107.1	$(6.0)	$4.1	$—	$108.5	$(37.8)	$70.7

JARDEN CORPORATION

NET SALES AND OPERATING EARNINGS BY SEGMENT (Unaudited)

(in millions)

	Outdoor Solutions	Consumer Solutions	Branded Consumables	Process Solutions	Intercompany Eliminations (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated

Year ended December 31, 2010
Net sales	$2,518.7	$1,869.6	$1,345.3	$342.7	$(53.6)	$6,022.7	$—	$6,022.7

Segment earnings (loss)	$300.9	$266.2	$195.0	$37.1	$—	$799.2	$(89.1)	$710.1

Adjustments to reconcile to reported operating earnings (loss):

Fair value adjustment to inventory	(2.1)	—	(25.3)	—	—	(27.4)	—	(27.4)
Acquisition-related and other items	(7.4)	(4.0)	(3.4)	—	—	(14.8)	(27.5)	(42.3)

Venezuela hyperinflationary and devaluation charges, net	—	—	—	—	—	—	(70.6)	(70.6)
Impairment of goodwill and other intangibles	(0.7)	(0.7)	(18.3)	—	—	(19.7)	—	(19.7)
Depreciation and amortization	(62.1)	(28.1)	(39.0)	(12.1)	—	(141.3)	(1.5)	(142.8)

Operating earnings (loss)	$228.6	$233.4	$109.0	$25.0	$—	$596.0	$(188.7)	$407.3

	Outdoor Solutions	Consumer Solutions (b)	Branded Consumables	Process Solutions	Intercompany Eliminations (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated

Year ended December 31, 2009
Net sales	$2,311.8	$1,835.9	$792.1	$262.6	$(49.8)	$5,152.6	$—	$5,152.6

Segment earnings (loss)	$277.6	$280.5	$104.0	$30.3	$—	$692.4	$(86.7)	$605.7

Adjustments to reconcile to reported operating earnings (loss):
Reorganization and acquisition-related integration costs, net	(48.5)	—	—	—	—	(48.5)	—	(48.5)
Impairment of goodwill and other intangibles	(0.8)	—	(22.1)	—	—	(22.9)	—	(22.9)
Other adjustments, net	—	9.2	—	—	—	9.2	(26.3)	(17.1)
Depreciation and amortization	(66.7)	(29.3)	(21.9)	(11.6)	—	(129.5)	(0.8)	(130.3)

Operating earnings (loss)	$161.6	$260.4	$60.0	$18.7	$—	$500.7	$(113.8)	$386.9

(a)	Intersegment sales are recorded at cost plus an agreed-upon intercompany profit on intersegment sales.
(b)	For the quarter and year ended December 31, 2009, segment earnings for the Consumer Solutions segment included $0.6 and $3.8 million of restructuring costs, respectively.

Jarden Corporation

Notes to Earnings Release

Note 1: Adjustments relate to items that are excluded from the “As Reported” results to arrive at the “Adjusted” results for the quarters ended December 31, 2010 and 2009. For the quarter ended December 31, 2010, the adjustment to net income is a $2.1 million of manufacturer’s profit in inventory charged to cost of sales which is the purchase accounting fair value adjustment to inventory associated with the Aero acquisition; $27.8 million of acquisition and other items including those associated with the Aero and Quickie acquisitions; $7.5 million non-cash charge recovery associated with the devaluation of the Venezuelan Bolívar; and $3.5 million of amortization of acquired intangible assets. Also, included in the adjustments to net income for the quarter ended December 31, 2010 is the tax provision benefit of $4.0 million which reflects the normalization of the adjusted results to the Company’s estimated 35.5% effective tax rate.

For the quarter ended December 31, 2009, adjustments to net income consist of $29.2 million of reorganization and acquisition-related integration costs in the Outdoor Solutions segment; $22.9 million impairment charge to goodwill and various tradenames resulting from the Company’s impairment testing; $17.1 million of executive stock compensation resulting from a strategic review of executive long-term incentive compensation; and $4.4 million of amortization of acquired intangible assets. Also, included in the adjustments to net income for the quarter ended December 31, 2009 is the tax provision adjustment of $6.3 million which reflects the normalization of the adjusted results to the Company’s estimated 36% effective tax rate.

For the year ended December 31, 2010, adjustments to net income consist of a $27.4 million of manufacturer’s profit in inventory charged to cost of sales which is the purchase accounting fair value adjustment to inventory primarily associated with the Mapa Spontex and Aero acquisitions; $14.0 million non-cash charge associated with the devaluation of the Venezuelan Bolívar and an additional $56.6 million non-cash charge related to changing the functional currency of the Company’s Venezuela subsidiary from Bolívar to the U.S. dollar in accordance with recent guidance from the Securities and Exchange Commission; $52.4 million of acquisition and other items including those associated with the Mapa Spontex, Aero and Quickie acquisitions; $18.3 million impairment charge to goodwill and various tradenames resulting from the decline in forecasted revenue from a major customer; $10.1 million of mark-to-market net gain primarily associated with the Company’s Euro denominated debt; and $16.0 million of amortization of acquired intangible assets. Also, included in the adjustments to net income for the year ended December 31, 2010 is the tax provision adjustment of $20.9 million which reflects the normalization of the adjusted results to the Company’s estimated 35.5% effective tax rate.

For the year ended December 31, 2009, adjustments to net income consist of $48.5 million of reorganization and acquisition-related integration costs in the Outdoor Solutions segment; $22.9 million impairment charge to goodwill and various tradenames resulting from the Company’s impairment testing; $17.1 million of executive stock compensation resulting from a strategic review of executive long-term incentive compensation; and $16.7 million of amortization of acquired intangible assets. Also, included in the adjustments to net income for the year ended December 31, 2009 is the tax provision adjustment of $13.4 million which reflects the normalization of the adjusted results to the Company’s estimated 36% effective tax rate.

Note 2: Organic net sales growth is a non-GAAP measure of net sales growth excluding the impacts of foreign exchange and acquisitions from year over year comparisons. The Company believes this measure provides investors with a more complete understanding of the underlying sales trends by providing net sales on a consistent basis. Organic net sales growth is also one of the measures used by management to analyze operating performance. The following table provides a reconciliation of organic net sales growth for the quarter and year ended December 31, 2010:

	Quarter ended December 31, 2010	Year ended December 31, 2010
Reconciliation of Non- GAAP measure

Net sales growth	20.9%	16.9%

Foreign exchange impacts	2.0%	0.8%
Less: Acquisitions	(15.6%)	(11.0%)

Organic net sales growth	7.3%	6.7%

Note 3: This earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP measures are provided because management of the Company uses these financial measures in maintaining and evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business performance, and evaluates overall management with respect to such indicators. Additionally, the Company uses non-GAAP financial measures because the Company’s credit agreement provides for certain adjustments in calculations used for determining whether the Company is in compliance with certain credit agreement covenants, including, but not limited to, adjustments relating to non-cash purchase accounting adjustments, non-cash impairment charge of goodwill and other intangibles, certain reorganization and acquisition-related integration costs, transaction costs, other items, non-cash Venezuela hyperinflationary and devaluation charges, mark-to-market net impact on non-hedged Euro denominated debt, non-cash stock-based compensation costs and loss on early extinguishment of debt. These non-GAAP measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with GAAP.

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